UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 12, 2011

HEARTWARE INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34256	26-3636023
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

205 Newbury Street, Suite 101 Framingham, MA 01701

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 508.739.0950

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

At the Company’s Annual Meeting of Stockholders held on May 12, 2011, a plurality of the votes cast by stockholders voted, on an advisory basis, to hold an advisory vote on the compensation of the Company’s named executive officers on an annual basis. The Company’s Board of Directors considered the views of its stockholders and determined that the Company will hold future non-binding advisory votes on executive compensation on an annual basis.

This Current Report on Form 8-K/A is being filed solely to disclose the determination of the Board of Directors of the Company regarding how frequently the Company will include in its proxy materials an advisory vote on the compensation of its named executive officers. This Amendment does not otherwise revise in any way the May 13, 2011 Current Report on Form 8-K previously filed to report on the submission of matters to a vote of security holders at the Company’s Annual Meeting of Stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HeartWare International, Inc.

Date: January 20, 2012	By:	/s/ Lawrence J. Knopf
		Name:	Lawrence J. Knopf
		Title:	Senior Vice President and General Counsel